     Execution Copy

STOCK PURCHASE AGREEMENT

     This Agreement (the “Agreement”) is made as of November 7, 2001 by and between SCIENTIFIC LEARNING CORPORATION, a Delaware corporation (the “Company”), and Warburg, Pincus Ventures, L.P., a Delaware limited partnership (the “Investor”). In consideration of the mutual covenants herein and for other good and valuable consideration, the adequacy and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1. AUTHORIZATION OF SALE OF THE SHARES. Subject to the terms and conditions of this agreement, the Company has authorized the issuance and sale of Four Million (4,000,000) shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”).

     2. AGREEMENT TO SELL AND PURCHASE THE SHARES. At the Closing (as defined in Section 3), the Company shall issue and sell the Shares to the Investor and the Investor shall buy the Shares from the Company for an aggregate purchase price of $5,000,000.00, representing a purchase price of $1.25 per Share (the “Purchase Price”).

     3. THE CLOSING.

3.1. Closing Date. The closing of the issuance, purchase and sale and delivery of the Shares (the “Closing”) shall take place on November 20, 2001, or at such date and time as soon as possible thereafter on which all of the conditions to closing set forth in this Agreement have been satisfied. If the Closing does not occur on or before January 15, 2002, this Agreement shall automatically terminate and be of no further force and effect; provided, however, that such termination shall not release any party from liability for any breach of this Agreement by such party that occurs prior to such termination.

3.2. Delivery. At the Closing, against payment to the Company of the Purchase Price by wire transfer to the Company of immediately available funds, the Company shall instruct its transfer agent to deliver promptly to the Investor a certificate representing the Shares, registered in the name of Warburg, Pincus Ventures, L.P.,. A facsimile or other copy of such certificate shall be made available to Investor at the Closing.

3.3 Legends.To the extent applicable, each certificate evidencing any of the Shares shall be endorsed with the legends set forth below:

(a) “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(b) Any legend imposed or required by applicable state securities laws.

4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

The Company hereby represents and warrants to the Investor and agrees as follows:

4.1. Corporate Power. The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on the condition (financial or otherwise), properties, business, prospects or results of operations of the Company taken as a whole (a “Material Adverse Effect”). The Company has all requisite corporate power and authority to own and operate its properties and assets and to carry on its business as now conducted and as presently proposed to be conducted, to execute and deliver this Agreement, and to issue and deliver the Shares and to carry out and perform its obligations hereunder.

4.2. Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution and delivery of this Agreement and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Shares, has been duly and properly taken or will be duly and properly taken prior to the Closing. This Agreement, when executed and delivered by the Company, shall constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and as limited by general principles of equity that restrict the availability of equitable remedies. The Shares, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of any liens or encumbrances or restrictions on transfer other than restrictions under applicable state and federal securities laws and liens or encumbrances, if any, created by the Investor. The Board of Directors of the Company has taken, or will have taken prior to Closing, all action necessary to render inapplicable, as they relate to the Investor or any of its affiliates, the provisions of Section 203 of the General Corporation Law of Delaware.

4.3. Governmental Consents. All consents, approvals, orders or authorizations of, or registrations, qualifications, designations, declarations or filings with, any governmental authority required on the part of the Company in connection with the valid execution and delivery of this Agreement and the offer, sale and issuance of the Shares have been obtained and will be effective at the Closing, except for any notices required or permitted to be filed thereafter with certain state and federal securities commissions, which notices, if any, shall be filed on a timely basis.

4.4. Offering. Assuming the accuracy of the representations and warranties of the Investor contained in Section 5 of this Agreement, the offer, sale and issuance of the Shares is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “1933 Act”), and has been registered or qualified (or is exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities laws.

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4.5. Capitalization. The authorized capital of the Company consists of 40,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, par value $0.001. As of October 31, 2001, 11,474,659 shares of the Common Stock and no shares of the Preferred Stock were issued and outstanding. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, were issued in accordance with the registration or qualification provisions of the 1933 Act and any relevant state securities laws or pursuant to valid exemptions therefrom, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities. Except as otherwise disclosed in or contemplated by the Company’s (i) Annual Report on Form 10-K for the year ended December 31, 2000, (ii) any Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) since the filing of the Company’s Annual Report on Form 10-K on March 30, 2001, (iii) Quarterly Reports on Form 10-Q for the Quarters ended March 31 and June 30, 2001, (v) Proxy Statement for its Annual Meeting of Stockholders on May 31, 2001, (vi) draft Quarterly Report on Form 10-Q for the Quarter ended September 30, 2001, a copy of which was delivered by the Company to the Investor prior to the date of this Agreement and (vii) any disclosure schedule delivered by the Company to the Investor simultaneously with the execution of this Agreement (collectively, the “Disclosure Documents”) there have been no issuances of Common Stock since October 31, 2001, other than pursuant to the exercise of outstanding stock options or the Company’s 1999 Employee Stock Purchase Plan. Except (i) for the options issued under the Company’s 1999 Equity Incentive Plan, 1999 Non-Officer Equity Incentive Plan and 1999 Non-Employee Directors Stock Option Plan , (ii)for the issuance of shares of Common Stock pursuant to the Company’s 1999 Employee Stock Purchase Plan(iii) for warrants to purchase 1,498,888 shares of the Company’s Common Stock and (iv) as set forth in the Disclosure Documents, the Company does not have outstanding any options to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of its capital stock, any shares of capital stock of any subsidiary or any such options, rights, convertible securities or obligations. The description of the Company’s stock, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder that is contained in the Disclosure Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

4.6. Compliance With Other Instruments; Consents. The Company is not in violation or default of any provision of its Certificate of Incorporation or Bylaws, or in violation in any material respect of (i) any provision of any mortgage, indenture, agreement, instrument or contract to which it is a party or by which it is bound, or (ii) to the best of its knowledge, any federal or state judgment, order, writ, decree, statute, rule, regulation or restriction applicable to the Company. The execution, delivery and performance by the Company of this Agreement, the offer, issuance and sale of the Shares, and the consummation of the transactions contemplated by this Agreement, will not result in any such violation or the suspension, revocation, impairment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties or be in material conflict with or constitute, with or without the passage of time or giving of notice, either a material default under any such provision or an event that results in the creation of any material lien, charge or encumbrance upon any assets of the Company. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares, and the consummation of the transactions contemplated by this Agreement, do not require the Company to obtain any consent or approval of, or make any filing with or give any notice to, any person, entity, governmental or judicial authority, except such as have been duly obtained or made or such as will be duly obtained or made prior to the Closing.

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4.7. Disclosure Documents. The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the Commission; and, as of such respective dates, the Disclosure Documents did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the Commission.

4.8. Absence of Certain Developments. Since the filing on August 14, 2001 of the Company’s Quarterly Report on Form 10-Q for the Quarter ended June 30, 2001, and except as described in or specifically contemplated by the Disclosure Documents, there has been no: (i) declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; (ii) issuance of capital stock, options, warrants, securities convertible or exchangeable for capital stock or rights to acquire capital stock, other than as approved by the Board of Directors of the Company (including the affirmative vote of a representative of Investor) or as approved pursuant to authority delegated by the Board of Directors (which delegation was approved by the Board of Directors of the Company, including the affirmative vote of a representative of Investor); (iii) material litigation or loss, destruction or damage to any property of the Company, whether or not insured; (iv) acceleration or prepayment of any indebtedness for borrowed money or the refunding of any such indebtedness; or (v) acquisition or disposition of any material assets (or any contract or arrangement therefor), or any other material transaction by the Company otherwise than for fair value in the ordinary course of business.

4.9. Broker’s Fee.There are no other brokers or finders entitled to compensation in connection with the offer, issuance and sale of the Shares to the Investor on the basis of any actions and agreements by the Company.

4.10. Compliance. The Company has not been advised, nor does it have any reason to believe, that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it conducts its business; except where failure to be so in compliance would not have a Material Adverse Effect.

4.11. Nasdaq National Market. The Company’s Common Stock is registered pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the “1934 Act”) and is listed on the Nasdaq National Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or de-listing the Common Stock from the Nasdaq National Market, nor has the Company received any notification that the Commission or the National Association of Securities Dealers, Inc. is contemplating terminating such registration or listing.

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4.12. No Manipulation of Stock. The Company has not taken and will not take, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby.

4.13. No Integration. Neither the Company nor any of its affiliates nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months made, nor will any such party make within six months of the second Closing Date, any offer or sale of any security or solicitation of any offer to buy any security under circumstances, that in the opinion of the Company’s counsel, concurred by the Investor’s counsel, would eliminate the availability of the exemption from registration under Regulation D under the 1933 Act in connection with the offer and sale of the Securities as contemplated hereby.

5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INVESTOR.

     The Investor hereby represents and warrants to the Company and agrees as follows:

5.1. Purchase for Own Account. The Investor is acquiring the Shares solely for its own account for investment and not for sale or with a view to distribution of the Shares or any part thereof, has no present intention of selling, granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

5.2. Information and Sophistication. The Investor has received all the information it has requested from the Company that it considers necessary or appropriate for deciding whether to acquire the Shares. The Investor has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Shares and to obtain any additional information necessary to verify the accuracy of the information given to the Investor. The Investor further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of the investment in the Shares. The Shares were not offered or sold to Investor by any form of general solicitation or advertising. Investor has, in connection with its decision to purchase the Shares, relied solely upon the Disclosure Documents and the representations and warranties of the Company contained herein. The office of the Investor in which its investment decision was made is located at the address of the Investor set forth in Section 7.5 hereof.

5.3. Ability to Bear Economic Risk. The Investor acknowledges that investment in the Shares involves a high degree of risk. The Investor is able, without materially impairing its financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of its investment.

5.4. Limitation on Disposition. The Investor will not make any disposition of all or any portion of the Shares unless and until:

(a) There is then in effect a registration statement under the 1933 Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

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(b) The Investor has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, the Investor has furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the 1933 Act.

The Investor has not engaged and will not engage in any short sales of the Company’s Common Stock prior to the effectiveness of any registration statement covering a proposed disposition of the Shares, except to the extent that any short sale is fully covered by shares of Common Stock of the Company other than the Shares.

5.5. Experience. The Investor is an "accredited investor" as such term is defined in Rule 501 of the 1933 Act.

5.6. Broker's Fee. There are no other brokers or finders entitled to compensation in connection with the offer, issuance and sale of the Shares to the Investor on the basis of any actions and agreements by the Investor.

5.7 Requisite Power and Authority.Investor has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All action on Investor’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to Closing. This Agreement, when executed and delivered by the Investor, shall constitute a valid and binding obligation of the Investor enforceable in accordance with its terms, subject only to laws of general application relating to bankruptcy, insolvency and the relief of debtors and as limited by general principles of equity that restrict the availability of equitable remedies.

6. Closing Conditions.

6.1. Company Conditions. The Company's obligation to complete the purchase and sale of the Shares and deliver one or more stock certificates representing the Shares to the Investor at the Closing shall be subject to the following conditions:

(a) receipt by the Company of same-day funds in the full amount of the Purchase Price;

(b) the accuracy on and as of the Closing of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing;

(c) receipt by the Company of written confirmation by representatives of the Nasdaq National Market that the transactions contemplated by this Agreement do not require the Company to obtain shareholder approval or receipt by the Company of any requisite approval of its shareholders; and

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(d) execution and delivery of an amendment to the Amended and Restated Registration Rights Agreement dated as of December 30, 1998 (the “Registration Rights Agreement”), to include the Shares as “Registrable Shares”, in addition to the shares of Common Stock already included in such definition in the Registration Rights Agreement.

6.2. Investor Conditions. The Investor's obligation to accept delivery of such stock certificate(s) and to pay for the Shares evidenced thereby at the Closing shall be subject to the following conditions:

(a) the accuracy on and as of the Closing of the representations and warranties made by the Company herein and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing;

(b) execution and delivery of an amendment to the Amended and Restated Registration Rights Agreement dated as of December 30, 1998 (the “Registration Rights Agreement”), to include the Shares as “Registrable Shares”, in addition to the shares of Common Stock already included in such definition in the Registration Rights Agreement;

(c) evidence reasonably satisfactory to the Investor of receipt by the Company of written confirmation by representatives of the Nasdaq National Market that the transactions contemplated by this Agreement do not require the Company to obtain shareholder approval or of receipt by the Company of any requisite approval by its shareholders;

(d) receipt by the Investor of a legal opinion of Cooley Godward, LLP, counsel to the Company, reasonably satisfactory to the Investor and counsel to the Investor, relating to the due organization and good standing of the Company, the due authorization, execution and delivery of the Agreements, and the status of the Shares to be delivered at such Closing as duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company, free (to such counsel’s knowledge) of any pre-emptive rights; and

(e) receipt by the Investor from the Company of a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the Closing Date, in form and substance reasonably satisfactory to the Investor, to the effect that the representations and warranties of the Company set forth in Section 4 of this Agreement are true and correct as of the date of this Agreement and as of the Closing Date, and the Company has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied on or prior to the Closing Date.

7. MISCELLANEOUS.

7.1. Binding Agreement; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement except as expressly otherwise provided in this Agreement.

7.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents, made and to be performed entirely within the State of New York, irrespective of any contrary result otherwise required under the conflict or choice of law rules of New York.

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7.3. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

7.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5. Notices. Any notice required or permitted under this Agreement must be given in writing and shall be deemed effectively given upon personal delivery or upon deposit with the United States Post Office, postage prepaid, addressed to the Company at 300 Frank H. Ogawa Plaza, Suite 500, Oakland, CA 94612-2040, or to the Investor at 466 Lexington Avenue, New York, New York 10017, or at such other address as a party may designate by ten days’advance written notice to the other party.

7.6. Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and the Investor.

7.7. Further Assurances. The parties shall take such further actions, and execute, deliver and file such documents, as may be reasonably necessary or appropriate to effectuate the intent of this Agreement.

7.8. Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against any party. Any references to any federal, state, local or foreign statute or law shall also refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. Unless the context otherwise requires: (a) a term has the meaning assigned to it by this Agreement; (b) forms of the word “include” mean that the inclusion is not limited to the items listed; (c) “or” is disjunctive but not exclusive; (d) words in the singular include the plural, and in the plural include the singular; (e) provisions apply to successive events and transactions; (f) “hereof”, “hereunder”, “herein” and “hereto” refer to the entire Agreement and not any section or subsection; and (g) “$” means the currency of the United States.

7.9. Severability. If any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any such instrument. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms and commercial effect to such invalid or unenforceable provision as may be possible and be valid and enforceable.

7.10. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party will be liable or bound to the other in any manner by any representations, warranties, covenants and agreements other than those specifically set forth herein.

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7.11. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, the respective representations and warranties given by the parties hereto shall survive the Closing and the consummation of the transactions contemplated herein for a period of one year. The other covenants and agreements contained herein shall survive for the period specified therein, or if not specified, for a period of two years.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SCIENTIFIC LEARNING CORPORATION By: /s/ Sheryle J. Bolton —————————————— Sheryle J. Bolton President and Chief Executive Officer

WARBURG, PINCUS VENTURES, L.P. By: Warburg, Pincus & Co., its general partner By: /s/ Rodman W. Moorhead, III —————————————— Rodman W. Moorhead, III Partner

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